UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2008, Verenium Corporation entered into an amendment to the Loan and Security Agreement dated September 30, 2005 by and between Verenium and Comerica Bank, as previously amended on August 2, 2006, November 2, 2006, March 15, 2007 and September 21, 2007. Pursuant to the current amendment, in exchange for Comerica’s consent to Verenium’s entering into the securities purchase agreement and other transactions described in Verenium’s current report on Form 8-K filed with the SEC on February 25, 2008, Verenium agreed to expand the scope of the security interest under the loan and security agreement to include substantially all of Verenium’s assets other than its intellectual property. In addition, Verenium and Comerica modified a minimum cash covenant to reduce the required liquidity from $25 million to an amount equal to 150% of the total amount of Verenium’s obligations to Comerica under the loan and security agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Loan and Security Agreement dated as of February 22, 2008 by and between Verenium Corporation and Comerica Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 27, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Loan and Security Agreement dated as of February 22, 2008 by and between Verenium Corporation and Comerica Bank.